SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 28, 2015

INDEPENDENT BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-7818	38-2032782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 East Beltline	49525
Grand Rapids, Michigan	(Zip Code)
(Address of principal executive office)

Registrant's telephone number,
including area code:
(616) 527-5820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

As previously disclosed, on April 29, 2015 Independent Bank entered into a Purchase and Assumption Agreement (“PAA”) with Isabella Bank (based in Mt. Pleasant, Michigan).  Pursuant to the PAA, on August 28, 2015, Independent Bank sold the fixed assets (including an automated teller machine), real property and certain other assets of its bank branch located at 210 South Saginaw Road, Midland, Michigan (the “Midland Branch”) to Isabella Bank.  The deposit liabilities of the Midland Branch were assumed by Isabella Bank.  Under the terms of the PAA, Isabella Bank paid a premium of $0.6 million (which was equal to 6.0% of the average deposit liabilities of $9.7 million based on the 20-day average ending two business days prior to the closing date of August 28, 2015) and $0.85 million for the real property and fixed assets (including the ATM).  The real property and the fixed assets (including the ATM) had a net book value of approximately $0.2 million as of August 28, 2015.  Independent Bank recorded a net gain of $1.2 million on this branch sale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date	August 31, 2015	By	s/Robert N. Shuster
Robert N. Shuster, Principal Financial Officer